EXHIBIT 5.5
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                       [Letterhead of Ryder Scott Company]




RE: ENCANA CORPORATION

Dear Sirs/Mesdames:

Reference is made to the registration statement on Form F-9, as amended (the "Registration Statement"), filed by EnCana Corporation (the "Company") with the U.S. Securities and Exchange Commission (the "Commission").

We hereby consent to all references to this firm under the captions "Experts" and "Documents Filed as Part of This Registration Statement" in the Registration Statement and to all other references to this firm included or incorporated by reference in the Registration Statement, including those contained in the Company's Annual Information Form, dated February 22, 2002, and incorporated by reference into the Registration Statement.

                                /s/ Ryder Scott Company - Canada
                                    Petroleum Consultants
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                                    Ryder Scott Company -Canada
                                    Petroleum Consultants

Calgary, Alberta
August 22, 2002